EXHIBIT 23.2

LETTER OF CONSENT

We hereby consent to the incorporation by reference into the registration statement on Form S-8 (File Nos. 333-12976 and 333-113054) of Ivanhoe Energy Inc., of our report dated January 26, 2007 on oil and gas reserves of Ivanhoe Energy Inc. and its subsidiaries.

GLJ PETROLEUM CONSULTANTS LTD.

By	/s/ Bryan M. Joa
Name: Bryan M. Joa Title: Vice President

Dated: May 16, 2007

Calgary, Alberta

CANADA